UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2016

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 150 13 Avenue S.W.

Calgary, Alberta, Canada T2R 0V2

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (403) 265-3221

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2016, effective as of February 19, 2016 (the “Effective Date”), it was determined that Duncan Nightingale would no longer serve as Executive Vice President of Gran Tierra Energy Inc. (the “Company”) and would continue to be employed by the Company through May 31, 2016 (the “Separation Date”) in an advisory capacity.

On April 12, 2016, the Company entered into a Severance Agreement and Release with Mr. Nightingale (the “Severance Agreement”). The Severance Agreement provides that as of the Effective Date and continuing through the Separation Date, Mr. Nightingale will provide the Company with advisory services, as requested by the Company from time-to-time.

The Severance Agreement also provides Mr. Nightingale with the severance benefits that are outlined in Mr. Nightingale’s employment agreement, and includes a release of claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
David Hardy
V.P. Legal and General Counsel

Dated: April 18, 2016